Exhibit 99.1
News Release

Contact:	Dan Eggers Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167
EXELON REPORTS THIRD QUARTER 2017 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.85 per share and Adjusted (non-GAAP) Operating Earnings of $0.85 per share for the third quarter of 2017

•
Narrowing guidance range for full year 2017 Adjusted (non-GAAP) Operating Earnings from $2.50 - $2.80 per share to $2.55 - $2.75 per share including the 9 cent impact from delays to the Illinois Zero Emission Credit (ZEC) contract signing from December 2017 to January 2018

•	Announcing another $250 million of cost reductions with full run-rate savings to be achieved in 2020

•	New Jersey Board of Public Utilities (NJBPU) approval of ACE’s $43 million settlement for its electric distribution rate case

•	Maryland Public Service Commission (MDPSC) order issued granting Pepco Maryland a $32 million increase for its electric distribution rate case

•	Record third-quarter production for Exelon Nuclear and fewer refueling outage days compared with a year ago
CHICAGO (November 2, 2017) — Exelon Corporation (NYSE: EXC) today reported its financial results for the third quarter 2017.
“Exelon delivered a strong third quarter, led by our Utilities that are performing ahead of plan for the year while providing first quartile reliability, customer satisfaction, and safety across most metrics,” said Christopher M. Crane, Exelon’s president and CEO. “We are encouraged by the U.S. Department of Energy’s recent support for proposed market reforms that would help preserve reliable, emissions-free nuclear energy for the benefit of our customers, environment and communities. We see an important first step coming through potential changes in energy price formation which could be implemented in PJM by mid-year 2018. Our company’s commitment to advancing clean energy and sustainability remains a strategic priority, as was recognized by our inclusion on the Dow Jones Sustainability Index for the 12th consecutive year.”
“In the third quarter of 2017, Exelon delivered solid financial performance with Adjusted (non-GAAP) operating earnings of $0.85 per share, which is at the mid-point of our guidance range,” said Jonathan W. Thayer, Exelon’s Senior Executive Vice President and CFO. “Exelon is narrowing the full-year 2017 guidance

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from $2.50 - $2.80 to $2.55 - $2.75 per share as our utilities perform better than planned, absorbing the impact of delays in recognition of Illinois ZEC revenues until 2018. We also continue to execute against a disciplined management plan that is focused on strengthening and optimizing our operations. We are now targeting another $250 million of annual cost savings by 2020, bringing total annual run-rate savings to over $700 million from initiatives identified since 2015.”
Third Quarter 2017
Exelon's GAAP Net Income for the third quarter 2017 increased to $0.85 per share from $0.53 per share in the third quarter of 2016; Adjusted (non-GAAP) Operating Earnings decreased to $0.85 per share in the third quarter of 2017 from $0.91 per share in the third quarter of 2016. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 6.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2017 reflect the impacts of lower load volumes delivered at Generation due to mild weather, lower realized energy prices related to Exelon's ratable hedging strategy and unfavorable weather conditions at the utilities, partially offset by higher utility earnings due to regulatory rate increases, ZEC revenue related to the New York Clean Energy Standard (CES) and increased capacity prices.
Operating Company Results1
ComEd
ComEd's third quarter 2017 GAAP Net Income was $189 million compared with $37 million in the third quarter of 2016. ComEd’s Adjusted (non-GAAP) Operating Earnings were $186 million for the third quarter 2017 and the third quarter 2016, primarily reflecting higher electric distribution and transmission formula rate earnings, offset by favorable weather conditions in 2016. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.
PECO
PECO’s third quarter 2017 GAAP Net Income was $112 million compared with $122 million in the third quarter of 2016. PECO’s Adjusted (non-GAAP) Operating Earnings for the third quarter 2017 were $114 million compared with $123 million in the third quarter of 2016, primarily due to unfavorable weather conditions, partially offset by the impacts of higher income tax repairs deduction.
Cooling degree days were down 23.2 percent relative to the same period in 2016 and were 7.2 percent above normal. Total retail electric deliveries were down 8.2 percent compared with the third quarter of 2016. Natural gas deliveries (including both retail and transportation segments) in the third quarter of 2017 were down 10.6 percent compared with the same period in 2016.

________________________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania, BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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BGE
BGE’s third quarter 2017 GAAP Net Income was $62 million compared with $54 million in the third quarter of 2016. BGE’s Adjusted (non-GAAP) Operating Earnings for the third quarter 2017 were $64 million compared with $55 million in the third quarter of 2016, primarily due to regulatory rate increases. Due to revenue decoupling, BGE is not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter 2017 GAAP Net Income was $153 million compared with $166 million in the third quarter of 2016. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter 2017 were $146 million compared with $130 million in the third quarter of 2016, primarily due to regulatory rate increases in 2016 and 2017. Due to revenue decoupling, PHI's revenues related to Pepco and DPL Maryland are not affected by actual weather or customer usage patterns.
Generation
Generation's third quarter 2017 GAAP Net Income was $305 million compared with $236 million in the third quarter of 2016. Generation’s Adjusted (non-GAAP) Operating Earnings for the third quarter 2017 were $347 million compared with $376 million in the third quarter of 2016, primarily reflecting the impacts of lower load volumes delivered due to mild weather and lower realized energy prices related to Exelon's ratable hedging strategy, partially offset by ZEC revenue related to the New York CES and increased capacity prices.
The proportion of expected generation hedged as of September 30, 2017 was 98.0 percent to 101.0 percent for 2017, 79.0 percent to 82.0 percent for 2018 and 45.0 percent to 48.0 percent for 2019.
Third Quarter and Recent Highlights

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ACE New Jersey Electric Distribution Rate Case: On September 22, 2017, the NJBPU approved ACE’s filed settlement for its pending electric distribution rate case, which provides for an increase in ACE annual electric distribution base rates of $43 million (before New Jersey sales and use tax) reflecting a ROE of 9.6 percent. Pursuant to the settlement agreement, ACE agreed to withdraw its request for approval of a System Renewal Recovery Charge without prejudice to its right to refile. The new rates were effective on October 1, 2017.

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Pepco Maryland Electric Distribution Rate Case: On October 20, 2017, the MDPSC approved an increase in Pepco electric distribution rates of $34 million, reflecting a ROE of 9.5 percent. On October 27, 2017, the MDPSC issued an errata order revising the approved increase in Pepco electric distribution rates to $32 million. The errata order corrected a number of computational errors in the original order but did not alter any of the findings. The new rates became effective for services rendered on or after October 20, 2017. In its decision, the MDPSC denied Pepco’s request regarding the income tax adjustment without prejudice to Pepco filing another similar proposal with additional information. Requests for rehearing are due November 20, 2017.

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DPL Delaware Electric and Natural Gas Distribution Rates Case: On August 17, 2017, DPL filed applications with the Delaware Public Service Commission (DPSC) to increase its annual electric and natural gas distribution base rates by $24 million, which was updated to $31 million on October 18, 2017, and $13 million, respectively, reflecting a requested ROE of 10.1 percent. DPL expects a decision in the electric proceeding and the gas proceeding in the third quarter of 2018, but cannot predict how much of the requested rate increases the DPSC will approve. While the DPSC is not

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required to issue a decision on the application within a specified period of time, Delaware law allows DPL to put into effect $2.5 million of the rate increase two months after filing the application and the entire requested rate increase seven months after filing, subject to a cap and a refund obligation based on the final DPSC order. On October 24, 2017, the Staff of the DPSC and the Public Advocate filed a joint motion to dismiss DPL’s electric distribution base rate application without prejudice to refiling, arguing that the amount of the requested increase to $31 million required additional time to review and additional public notice. The DPSC is expected to decide at its meeting on November 9, 2017. DPL cannot predict the outcome of this matter.

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Updated Cost Management Program: In November 2017, Exelon announced the elimination of approximately $250 million of annual ongoing costs, primarily at Generation, by 2020. This announcement is a result of Exelon’s continuous focus on improving its cost profile through enhanced efficiency and productivity. These cost reductions result in a cost profile that better aligns with current market conditions. The targeted cost savings are incremental to the expected savings from previous cost management initiatives.

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DOE Notice of Proposed Rulemaking: On August 23, 2017, the United States Department of Energy (DOE) released its report on the reliability of the electric grid. One aspect of the wide-ranging report is the DOE’s recognition that the electricity markets do not currently value the resiliency provided by baseload generation, such as nuclear plants. On September, 28, 2017, the DOE issued a Notice of Proposed Rulemaking (NOPR) that would entitle certain eligible resilient generating units (i.e., those located in organized markets, with a 90-day supply of fuel on site, not already subject to state cost of service regulation and satisfying certain other requirements) to recover fully allocated costs and earn a fair return on equity on their investment. On October 2, 2017, the Federal Energy Regulatory Commission (FERC) issued a notice inviting comments regarding the DOE NOPR within 21 days and established a new docket wherein the FERC will consider the matter. On October 23, 2017, Exelon filed comments with the FERC, supporting the goals of the NOPR and urging the agency to take swift action to protect customers from power supply interruptions and ensure resiliency in a way that appropriately balances the value and cost to customers. Exelon cannot predict the final outcome of the proceeding or its potential impact, if any, on Exelon or Generation.

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Delay in Illinois ZEC Revenue Recognition: On October 27, 2017, the Illinois Power Agency (IPA) released the schedule for the ZEC procurement event indicating that contracts with zero emission facilities will be fully executed on January 30, 2018. It was anticipated that the procurement event and the execution of contracts with winning ZEC suppliers would occur in December 2017 and therefore Exelon would begin to recognize expected Illinois ZEC revenue retroactive to June 1, 2017, in the fourth quarter 2017. Exelon now expects to recognize Illinois ZEC revenue in the first quarter of 2018, effectively shifting $0.09 of EPS from 2017 into 2018. The delayed timing will have no impact on the amount of ZEC revenue.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 47,747 gigawatt-hours (GWhs) in the third quarter of 2017, compared with 44,709 GWhs in the third quarter of 2016. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.1 percent capacity factor for the third quarter of 2017, compared with 96.3 percent for the third quarter of 2016. The number of planned refueling outage days in the third quarter of 2017 totaled 13, compared with 17 in the third quarter of 2016. There were 15 non-refueling outage days in the third quarter of 2017, compared with 0 days in the third quarter of 2016.

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•
Fossil and Renewables Operations: The dispatch match rate for Generation’s gas and hydro fleet was 98.4 percent in the third quarter of 2017, compared with 97.9 percent in the third quarter of 2016. The reported performance does not include Wolf Hollow II or Colorado Bend II, the two new combined-cycle gas turbine units that went into full commercial operation in the second quarter of 2017. Energy capture for the wind and solar fleet was 95.9 percent in the third quarter of 2017, compared with 95.2 percent in the third quarter of 2016.

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State of Illinois Income Tax Rate Change: On July 6, 2017, Illinois enacted Senate Bill 9, which permanently increased Illinois’ total corporate income tax rate from 7.75 percent to 9.50 percent effective July 1, 2017. In addition, in the third quarter of 2017, Exelon updated its marginal state income tax rates based on 2016 state apportionment rates. As a result of these changes, Exelon, Generation and ComEd recorded a one-time increase to Deferred income taxes of approximately $250 million, $20 million and $270 million, respectively, on their Consolidated Balance Sheets in the third quarter of 2017. As income taxes are recovered through rates, each of Exelon and ComEd recorded a corresponding regulatory asset of $272 million. Further, Exelon recorded a decrease of approximately $20 million and Generation recorded an increase of approximately $20 million (each net of federal taxes) to Income tax expense in the third quarter of 2017. The income tax rate increase is not expected to have a material ongoing impact to Exelon’s, Generation’s or ComEd’s future results of operations.

•	Financing Activities:

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On August 23, 2017, ComEd issued $350 million aggregate principal amount of its First Mortgage 2.950 percent Bonds, due August 15, 2027 and $650 million aggregate principal amount of its First Mortgage 3.750 percent Bonds, due August 15, 2047. ComEd used the proceeds from the Bonds to refinance maturing First Mortgage Bonds, to repay a portion of ComEd’s outstanding commercial paper obligations and for general corporate purposes.

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On August 24, 2017, BGE issued $300 million aggregate principal amount of its 3.750 percent Notes due 2047. BGE used the proceeds from the Notes to redeem $250 million in principal amount of the 6.200 percent Deferrable Interest Subordinated Debentures due October 15, 2043 issued by BGE's affiliate BGE Capital Trust II, to repay commercial paper obligations and for general corporate purposes.

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On September 18, 2017, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.700 percent Series due September 15, 2047. PECO used the proceeds from the Bonds for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income	$0.85	$824	$189	$112	$62	$153	$305
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $29)	(0.05)	(45)	—	—	—	—	(46)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $45)	(0.07)	(67)	—	—	—	—	(67)
Amortization of Commodity Contract Intangibles (net of taxes of $8)	0.01	12	—	—	—	—	12
Merger and Integration Costs (net of taxes of $1, $6 and $5, respectively)	—	(1)	—	—	—	(9)	7
Long-Lived Asset Impairments (net of taxes of $16)	0.03	24	—	—	—	—	25
Plant Retirements and Divestitures (net of taxes of $47 and $46, respectively)	0.08	71	—	—	—	—	72
Cost Management Program (net of taxes of $8, $1, $1 and $6 respectively)	0.01	13	—	2	2	—	10
Reassessment of State Deferred Income Taxes (entire amount represents tax expense)	(0.02)	(21)	(3)	—	—	2	18
Bargain Purchase Gain (net of taxes of $0)	(0.01)	(7)	—	—	—	—	(7)
Asset Retirement Obligation (net of taxes of $1)	—	(2)	—	—	—	—	(2)
Noncontrolling Interests (net of taxes of $4)	0.02	20	—	—	—	—	20
2017 Adjusted (non-GAAP) Operating Earnings	$0.85	$821	$186	$114	$64	$146	$347

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2016 GAAP Net Income	$0.53	$490	$37	$122	$54	$166	$236
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $35)	(0.06)	(54)	—	—	—	—	(54)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $48)	(0.07)	(70)	—	—	—	—	(70)
Amortization of Commodity Contract Intangibles (net of taxes of $8)	0.01	13	—	—	—	—	13
Merger and Integrations Costs (net of taxes of $10, $1, $1, $3 and $5, respectively)	0.01	13	—	1	1	4	7
Merger Commitments (net of taxes of $1 and $10, respectively)	0.01	5	—	—	—	(40)	—
Long-Lived Asset Impairments (net of taxes of $5 and $6, respectively)	0.01	11	—	—	—	—	10
Plant Retirements and Divestitures (net of taxes of $129)	0.22	204	—	—	—	—	204
Cost Management Program (net of taxes of $5)	0.01	7	—	—	—	—	7
Like-Kind Exchange Tax Position (net of taxes of $61 and $42, respectively)	0.21	199	149	—	—	—	—
Noncontrolling Interests (net of taxes of $5)	0.03	23	—	—	—	—	23
2016 Adjusted (non-GAAP) Operating Earnings	$0.91	$841	$186	$123	$55	$130	$376

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39.0 percent to 41.0 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT fund investments were 43.2 percent and 52.6 percent for the three months ended September 30, 2017 and 2016, respectively.
Webcast Information
Exelon will discuss third quarter 2017 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon
Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2016 revenue of $31.4 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 35,500 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2.2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on November 2, 2017.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) the Registrants' Third Quarter 2017 Quarterly Report on Form 10-Q (to be filed on November 2, 2017) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18, Commitments and Contingencies; and (3)

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other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2017 and 2016	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2017 and 2016	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2017 and 2016	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Nine Months Ended September 30, 2017 and 2016	4

Business Segment Comparative Statements of Operations - PHI and Other - Three and Nine Months Ended September 30, 2017 and 2016	5

Consolidated Balance Sheets - September 30, 2017 and December 31, 2016	6

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2017 and 2016	7

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - three months ended September 30, 2017 and 2016	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - nine months ended September 30, 2017 and 2016	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - Three Months Ended September 30, 2017 and 2016	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - Nine Months Ended September 30, 2017 and 2016	14

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - Three and Nine Months Ended September 30, 2017 and 2016	17

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - Three and Nine Months Ended September 30, 2017 and 2016	19

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - Three and Nine Months Ended September 30, 2017 and 2016	21

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - Three and Nine Months Ended September 30, 2017 and 2016	22

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - Three and Nine Months Ended September 30, 2017 and 2016	24

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - Three and Nine Months Ended September 30, 2017 and 2016	26

Exelon Generation Statistics - Three Months Ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016	28

Exelon Generation Statistics - Nine Months Ended September 30, 2017 and 2016	29

ComEd Statistics - Three and Nine Months Ended September 30, 2017 and 2016	30

PECO Statistics - Three and Nine Months Ended September 30, 2017 and 2016	31

BGE Statistics - Three and Nine Months Ended September 30, 2017 and 2016	33

Pepco Statistics - Three and Nine Months Ended September 30, 2017 and 2016	35

DPL Statistics - Three and Nine Months Ended September 30, 2017 and 2016	36

ACE Statistics - Three and Nine Months Ended September 30, 2017 and 2016	38

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2017
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,751	$1,571	$715	$738	$1,310	$(316)	$8,769
Operating expenses
Purchased power and fuel	2,331	529	235	269	473	(295)	3,542
Operating and maintenance	1,374	346	197	175	251	(43)	2,300
Depreciation and amortization	410	212	72	109	179	20	1,002
Taxes other than income	141	80	42	61	122	10	456
Total operating expenses	4,256	1,167	546	614	1,025	(308)	7,300
(Loss) gain on sales of assets	(2)	—	—	—	—	1	(1)
Bargain purchase gain	7	—	—	—	—	—	7
Operating income (loss)	500	404	169	124	285	(7)	1,475
Other income and (deductions)
Interest expense, net	(113)	(89)	(31)	(26)	(62)	(65)	(386)
Other, net	209	5	2	4	13	4	237
Total other income and (deductions)	96	(84)	(29)	(22)	(49)	(61)	(149)
Income (loss) before income taxes	596	320	140	102	236	(68)	1,326
Income taxes	240	131	28	40	83	(70)	452
Equity in (losses) earnings of unconsolidated affiliates	(8)	—	—	—	—	1	(7)
Net income	348	189	112	62	153	3	867
Net income attributable to noncontrolling interests	43	—	—	—	—	—	43
Net income attributable to common shareholders	$305	$189	$112	$62	$153	$3	$824

	Three Months Ended September 30, 2016
	Generation	ComEd	PECO	BGE	PHI (a)	Other (a)	Exelon Consolidated
Operating revenues	$5,035	$1,497	$788	$812	$1,394	$(524)	$9,002
Operating expenses
Purchased power and fuel	2,589	454	272	360	583	(504)	3,754
Operating and maintenance	1,336	377	199	178	226	22	2,338
Depreciation and amortization	632	196	67	101	182	17	1,195
Taxes other than income	136	82	46	58	124	3	449
Total operating expenses	4,693	1,109	584	697	1,115	(462)	7,736
Gain on sales of assets	—	1	—	—	—	—	1
Operating income (loss)	342	389	204	115	279	(62)	1,267
Other income and (deductions)
Interest expense, net	(77)	(197)	(30)	(28)	(64)	(120)	(516)
Other, net	185	(80)	2	5	19	(11)	120
Total other income and (deductions)	108	(277)	(28)	(23)	(45)	(131)	(396)
Income (loss) before income taxes	450	112	176	92	234	(193)	871
Income taxes	173	75	54	36	68	(66)	340
Equity in losses of unconsolidated affiliates	(6)	—	—	—	—	1	(5)
Net income (loss)	271	37	122	56	166	(126)	526
Net income (loss) attributable to noncontrolling interests and preference stock dividends	35	—	—	2	—	(1)	36
Net income (loss) attributable to common shareholders	$236	$37	$122	$54	$166	$(125)	$490

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Nine Months Ended September 30, 2017
	Generation	ComEd	PECO	BGE	PHI	Other (a)	Exelon Consolidated
Operating revenues	$13,812	$4,227	$2,141	$2,363	$3,557	$(951)	$25,149
Operating expenses
Purchased power and fuel	7,286	1,241	719	853	1,318	(890)	10,527
Operating and maintenance	4,871	1,096	595	532	774	(136)	7,732
Depreciation and amortization	1,046	631	213	348	511	65	2,814
Taxes other than income	425	223	116	180	344	25	1,313
Total operating expenses	13,628	3,191	1,643	1,913	2,947	(936)	22,386
Gain on sales of assets	3	—	—	—	1	—	4
Bargain purchase gain	233	—	—	—	—	—	233
Operating income (loss)	420	1,036	498	450	611	(15)	3,000
Other income and (deductions)
Interest expense, net	(342)	(275)	(93)	(80)	(183)	(221)	(1,194)
Other, net	648	14	6	12	40	5	725
Total other income and (deductions)	306	(261)	(87)	(68)	(143)	(216)	(469)
Income (loss) before income taxes	726	775	411	382	468	(231)	2,531
Income taxes	209	328	84	151	109	(286)	595
Equity in (losses) earnings of unconsolidated affiliates	(26)	—	—	—	—	1	(25)
Net income	491	447	327	231	359	56	1,911
Net income attributable to noncontrolling interests	12	—	—	—	—	—	12
Net income attributable to common shareholders	$479	$447	$327	$231	$359	$56	$1,899

	Nine Months Ended September 30, 2016
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$13,363	$4,031	$2,293	$2,421	$2,565	$(1,187)	$23,486
Operating expenses
Purchased power and fuel	6,609	1,141	809	994	1,037	(1,128)	9,462
Operating and maintenance	4,333	1,113	604	588	921	118	7,677
Depreciation and amortization	1,329	574	201	307	355	55	2,821
Taxes other than income	380	222	126	172	248	20	1,168
Total operating expenses	12,651	3,050	1,740	2,061	2,561	(935)	21,128
Gain on sales of assets	31	6	—	—	—	4	41
Operating income (loss)	743	987	553	360	4	(248)	2,399
Other income and (deductions)
Interest expense, net	(273)	(374)	(92)	(76)	(135)	(229)	(1,179)
Other, net	395	(72)	6	16	31	1	377
Total other income and (deductions)	122	(446)	(86)	(60)	(104)	(228)	(802)
Income (loss) before income taxes	865	541	467	300	(100)	(476)	1,597
Income taxes	293	244	121	109	(9)	(133)	625
Equity in losses of unconsolidated affiliates	(16)	—	—	—	—	—	(16)
Net income (loss)	556	297	346	191	(91)	(343)	956
Net income attributable to noncontrolling interests and preference stock dividends	18	—	—	8	—	—	26
Net income (loss) attributable to common shareholders	$538	$297	$346	$183	$(91)	$(343)	$930

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)
PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$4,751	$5,035	$(284)	$13,812	$13,363	$449
Operating expenses
Purchased power and fuel	2,331	2,589	(258)	7,286	6,609	677
Operating and maintenance	1,374	1,336	38	4,871	4,333	538
Depreciation and amortization	410	632	(222)	1,046	1,329	(283)
Taxes other than income	141	136	5	425	380	45
Total operating expenses	4,256	4,693	(437)	13,628	12,651	977
Gain on sales of assets	(2)	—	(2)	3	31	(28)
Bargain purchase gain	7	—	7	233	—	233
Operating income	500	342	158	420	743	(323)
Other income and (deductions)
Interest expense, net	(113)	(77)	(36)	(342)	(273)	(69)
Other, net	209	185	24	648	395	253
Total other income and (deductions)	96	108	(12)	306	122	184
Income before income taxes	596	450	146	726	865	(139)
Income taxes	240	173	67	209	293	(84)
Equity in losses of unconsolidated affiliates	(8)	(6)	(2)	(26)	(16)	(10)
Net income	348	271	77	491	556	(65)
Net income attributable to noncontrolling interests	43	35	8	12	18	(6)
Net income attributable to membership interest	$305	$236	$69	$479	$538	$(59)

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$1,571	$1,497	$74	$4,227	$4,031	$196
Operating expenses
Purchased power	529	454	75	1,241	1,141	100
Operating and maintenance	346	377	(31)	1,096	1,113	(17)
Depreciation and amortization	212	196	16	631	574	57
Taxes other than income	80	82	(2)	223	222	1
Total operating expenses	1,167	1,109	58	3,191	3,050	141
Gain on sales of assets	—	1	(1)	—	6	(6)
Operating income	404	389	15	1,036	987	49
Other income and (deductions)
Interest expense, net	(89)	(197)	108	(275)	(374)	99
Other, net	5	(80)	85	14	(72)	86
Total other income and (deductions)	(84)	(277)	193	(261)	(446)	185
Income before income taxes	320	112	208	775	541	234
Income taxes	131	75	56	328	244	84
Net income	$189	$37	$152	$447	$297	$150
.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$715	$788	$(73)	$2,141	$2,293	$(152)
Operating expenses
Purchased power and fuel	235	272	(37)	719	809	(90)
Operating and maintenance	197	199	(2)	595	604	(9)
Depreciation and amortization	72	67	5	213	201	12
Taxes other than income	42	46	(4)	116	126	(10)
Total operating expenses	546	584	(38)	1,643	1,740	(97)
Operating income	169	204	(35)	498	553	(55)
Other income and (deductions)
Interest expense, net	(31)	(30)	(1)	(93)	(92)	(1)
Other, net	2	2	—	6	6	—
Total other income and (deductions)	(29)	(28)	(1)	(87)	(86)	(1)
Income before income taxes	140	176	(36)	411	467	(56)
Income taxes	28	54	(26)	84	121	(37)
Net income	$112	$122	$(10)	$327	$346	$(19)

	BGE
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$738	$812	$(74)	$2,363	$2,421	$(58)
Operating expenses
Purchased power and fuel	269	360	(91)	853	994	(141)
Operating and maintenance	175	178	(3)	532	588	(56)
Depreciation and amortization	109	101	8	348	307	41
Taxes other than income	61	58	3	180	172	8
Total operating expenses	614	697	(83)	1,913	2,061	(148)
Operating income	124	115	9	450	360	90
Other income and (deductions)
Interest expense, net	(26)	(28)	2	(80)	(76)	(4)
Other, net	4	5	(1)	12	16	(4)
Total other income and (deductions)	(22)	(23)	1	(68)	(60)	(8)
Income before income taxes	102	92	10	382	300	82
Income taxes	40	36	4	151	109	42
Net income	62	56	6	231	191	40
Preference stock dividends	—	2	(2)	—	8	(8)
Net income attributable to common shareholder	$62	$54	$8	$231	$183	$48

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016 (a)	Variance
Operating revenues	$1,310	$1,394	$(84)	$3,557	$2,565	$992
Operating expenses
Purchased power and fuel	473	583	(110)	1,318	1,037	281
Operating and maintenance	251	226	25	774	921	(147)
Depreciation and amortization	179	182	(3)	511	355	156
Taxes other than income	122	124	(2)	344	248	96
Total operating expenses	1,025	1,115	(90)	2,947	2,561	386
Gain on sales of assets	—	—	—	1	—	1
Operating income	285	279	6	611	4	607
Other income and (deductions)
Interest expense, net	(62)	(64)	2	(183)	(135)	(48)
Other, net	13	19	(6)	40	31	9
Total other income and (deductions)	(49)	(45)	(4)	(143)	(104)	(39)
Income (loss) before income taxes	236	234	2	468	(100)	568
Income taxes	83	68	15	109	(9)	118
Net income (loss)	$153	$166	$(13)	$359	$(91)	$450

	Other (b)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$(316)	$(524)	$208	$(951)	$(1,187)	$236
Operating expenses
Purchased power and fuel	(295)	(504)	209	(890)	(1,128)	238
Operating and maintenance	(43)	22	(65)	(136)	118	(254)
Depreciation and amortization	20	17	3	65	55	10
Taxes other than income	10	3	7	25	20	5
Total operating expenses	(308)	(462)	154	(936)	(935)	(1)
Gain on sales of assets	1	—	1	—	4	(4)
Operating loss	(7)	(62)	55	(15)	(248)	233
Other income and (deductions)
Interest expense, net	(65)	(120)	55	(221)	(229)	8
Other, net	4	(11)	15	5	1	4
Total other income and (deductions)	(61)	(131)	70	(216)	(228)	12
Loss before income taxes	(68)	(193)	125	(231)	(476)	245
Income taxes	(70)	(66)	(4)	(286)	(133)	(153)
Equity in earnings of unconsolidated affiliates	1	1	—	1	—	1
Net income (loss)	3	(126)	129	$56	$(343)	$399
Net loss attributable to noncontrolling interests and preference stock dividends	—	(1)	1	—	—	—
Net income (loss) attributable to common shareholders	$3	$(125)	$128	$56	$(343)	$399

(a)
PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$1,203	$635
Restricted cash and cash equivalents	320	253
Deposit with IRS	1,250	1,250
Accounts receivable, net
Customer	3,854	4,158
Other	950	1,201
Mark-to-market derivative assets	699	917
Unamortized energy contract assets	81	88
Inventories, net
Fossil fuel and emission allowances	387	364
Materials and supplies	1,281	1,274
Regulatory assets	1,264	1,342
Other	1,435	930
Total current assets	12,724	12,412
Property, plant and equipment, net	73,067	71,555
Deferred debits and other assets
Regulatory assets	10,238	10,046
Nuclear decommissioning trust funds	12,966	11,061
Investments	634	629
Goodwill	6,677	6,677
Mark-to-market derivative assets	426	492
Unamortized energy contract assets	407	447
Pledged assets for Zion Station decommissioning	57	113
Other	1,277	1,472
Total deferred debits and other assets	32,682	30,937
Total assets	$118,473	$114,904
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$710	$1,267
Long-term debt due within one year	3,164	2,430
Accounts payable	3,132	3,441
Accrued expenses	3,080	3,460
Payables to affiliates	5	8
Regulatory liabilities	553	602
Mark-to-market derivative liabilities	178	282
Unamortized energy contract liabilities	283	407
Renewable energy credit obligation	261	428
PHI merger related obligation	96	151
Other	933	981
Total current liabilities	12,395	13,457
Long-term debt	31,701	31,575
Long-term debt to financing trusts	389	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	19,250	18,138
Asset retirement obligations	9,733	9,111
Pension obligations	4,055	4,248
Non-pension postretirement benefit obligations	1,977	1,848
Spent nuclear fuel obligation	1,142	1,024
Regulatory liabilities	4,549	4,187
Mark-to-market derivative liabilities	410	392
Unamortized energy contract liabilities	656	830
Payable for Zion Station decommissioning	—	14
Other	1,899	1,827
Total deferred credits and other liabilities	43,671	41,619
Total liabilities	88,156	87,292
Commitments and contingencies
Shareholders’ equity
Common stock	18,862	18,794
Treasury stock, at cost	(123)	(2,327)
Retained earnings	11,950	12,030
Accumulated other comprehensive loss, net	(2,589)	(2,660)
Total shareholders’ equity	28,100	25,837
Noncontrolling interests	2,217	1,775
Total equity	30,317	27,612
Total liabilities and shareholders’ equity	$118,473	$114,904

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$1,911	$956
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	3,999	4,009
Impairment of long-lived assets and losses on regulatory assets	488	274
Gain on sales of assets	(5)	(41)
Bargain purchase gain	(233)	—
Deferred income taxes and amortization of investment tax credits	439	623
Net fair value changes related to derivatives	149	100
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(429)	(243)
Other non-cash operating activities	603	1,224
Changes in assets and liabilities:
Accounts receivable	224	(296)
Inventories	(87)	21
Accounts payable and accrued expenses	(593)	296
Option premiums received (paid), net	35	(24)
Collateral (posted) received, net	(100)	757
Income taxes	167	527
Pension and non-pension postretirement benefit contributions	(344)	(283)
Other assets and liabilities	(547)	(537)
Net cash flows provided by operating activities	5,677	7,363
Cash flows from investing activities
Capital expenditures	(5,556)	(6,368)
Proceeds from nuclear decommissioning trust fund sales	6,848	7,914
Investment in nuclear decommissioning trust funds	(7,044)	(8,093)
Acquisition of businesses, net	(208)	(6,896)
Proceeds from sales of long-lived assets	219	49
Proceeds from termination of direct financing lease investment	—	360
Change in restricted cash	(67)	(75)
Other investing activities	(2)	(110)
Net cash flows used in investing activities	(5,810)	(13,219)
Cash flows from financing activities
Changes in short-term borrowings	(570)	(1,014)
Proceeds from short-term borrowings with maturities greater than 90 days	621	195
Repayments on short-term borrowings with maturities greater than 90 days	(610)	(452)
Issuance of long-term debt	2,616	4,488
Retirement of long-term debt	(1,728)	(944)
Retirement of long-term debt to financing trust	(250)	—
Restricted proceeds from issuance of long-term debt	—	(30)
Redemption of preference stock	—	(190)
Sale of noncontrolling interest	396	—
Dividends paid on common stock	(921)	(873)
Common stock issued from treasury stock	1,150	—
Proceeds from employee stock plans	61	36
Other financing activities	(64)	35
Net cash flows provided by financing activities	701	1,251
Increase (Decrease) in cash and cash equivalents	568	(4,605)
Cash and cash equivalents at beginning of period	635	6,502
Cash and cash equivalents at end of period	$1,203	$1,897

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,769	$(39)	(b),(d)	$9,002	$(166)	(b),(d)
Operating expenses
Purchased power and fuel	3,542	9	(b),(d),(h)	3,754	(127)	(b),(d),(h)
Operating and maintenance	2,300	(60)	(e),(g),(h),(i),(m)	2,338	(23)	(e),(f),(g),(h),(i)
Depreciation and amortization	1,002	(106)	(h)	1,195	(338)	(e),(h)
Taxes other than income	456	—		449	—
Total operating expenses	7,300			7,736
Gain on sales of assets	(1)	2	(h)	1	—
Bargain purchase gain	7	(7)	(l)	—	—
Operating income	1,475			1,267
Other income and (deductions)
Interest expense, net	(386)	—		(516)	153	(j)
Other, net	237	(118)	(c)	120	(39)	(c),(j)
Total other income and (deductions)	(149)			(396)
Income before income taxes	1,326			871
Income taxes	452	18	(b),(c),(d),(e),(g),(h),(i),(k),(m)	340	108	(b),(c),(d)(e),(f),(g),(h),(i),(j)
Equity in losses of unconsolidated affiliates	(7)	—		(5)	—
Net income	867			526
Net income attributable to noncontrolling interests and preference stock dividends	43	(20)	(n)	36	(23)	(n)
Net income attributable to common shareholders	$824			$490
Effective tax rate(o)	34.1%			39.0%
Earnings per average common share
Basic	$0.86			$0.53
Diluted	$0.85			$0.53
Average common shares outstanding
Basic	962			925
Diluted	965			927
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.05)			$(0.06)
Unrealized gains related to NDT fund investments (c)		(0.07)			(0.07)
Amortization of commodity contract intangibles (d)		0.01			0.01
Merger and integration costs (e)		—			0.01
Merger commitments (f)		—			0.01
Long-lived asset impairments (g)		0.03			0.01
Plant retirements and divestitures (h)		0.08			0.22
Cost management program (i)		0.01			0.01
Like-kind exchange tax position (j)		—			0.21
Reassessment of state deferred income taxes (k)		(0.02)			—
Bargain purchase gain (l)		(0.01)			—
Asset retirement obligation (m)		—			—
Noncontrolling interests (n)		0.02			0.03
Total adjustments		$—			$0.38

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(d)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys and ConEdison Solutions acquisitions in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, and in 2017, the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

(g)	Adjustment to exclude charges to earnings related to the impairment of upstream assets at Generation in 2016, and in 2017, impairments of the ExGen Texas Power, LLC assets held for sale.

(h)
Adjustment to exclude accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation's decision to early retire the Three Mile Island nuclear facility in 2017.

(i)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(j)	Adjustment to exclude the recognition of a penalty and associated interest expense in the third quarter of 2016, as a result of a tax court decision on Exelon’s like-kind exchange tax position.

(k)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of a change in the Illinois statutory tax rate and changes in forecasted apportionment.

(l)	Adjustment to exclude a measurement period adjustment to the bargain purchase gain for the FitzPatrick acquisition.

(m)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(n)
Adjustment to exclude from Generation’s results the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(o)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 35.6% and 34.3% for the three months ended September 30, 2017 and September 30, 2016, respectively.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$25,149	$77	(b),(d)	$23,486	$368	(b),(d),(e)
Operating expenses
Purchased power and fuel	10,527	(133)	(b),(d),(h)	9,462	211	(b),(d),(h)
Operating and maintenance	7,732	(633)	(e),(g),(h),(j),(l)	7,677	(956)	(e),(f),(g),(h),(j)
Depreciation and amortization	2,814	(143)	(d),(h)	2,821	(452)	(e),(h)
Taxes other than income	1,313	—		1,168	(1)	(j)
Total operating expenses	22,386			21,128
Gain on sales of assets	4	1	(h)	41	—
Bargain purchase gain	233	(233)	(n)	—	—
Operating income	3,000			2,399
Other income and (deductions)
Interest expense, net	(1,194)	59	(g),(k),(m)	(1,179)	153	(k)
Other, net	725	(393)	(c),(k)	377	(193)	(c),(h),(k)
Total other income and (deductions)	(469)			(802)
Income before income taxes	2,531			1,597
Income taxes	595	459	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m)	625	419	(b),(c),(d),(e),(f),(g),(h),(j),(k)
Equity in losses of unconsolidated affiliates	(25)	—		(16)	—
Net income	1,911			956
Net loss attributable to noncontrolling interests and preference stock dividends	12	(75)	(o)	26	(41)	(o)
Net income attributable to common shareholders	$1,899			$930
Effective tax rate(p)	23.5%			39.1%
Earnings per average common share
Basic	$2.02			$1.01
Diluted	$2.01			$1.00
Average common shares outstanding
Basic	941			924
Diluted	943			926
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.10			$0.07
Unrealized gains related to NDT fund investments (c)		(0.22)			(0.13)
Amortization of commodity contract intangibles (d)		0.03			0.01
Merger and integration costs (e)		0.04			0.10
Merger commitments (f)		(0.15)			0.43
Long-lived asset impairments (g)		0.31			0.11
Plant retirements and divestitures (h)		0.15			0.37
Reassessment of state deferred income taxes (i)		(0.04)			—
Cost management program (j)		0.03			0.03
Like-kind exchange tax position (k)		(0.03)			0.21
Asset retirement obligation (l)		—			—
Tax settlements (m)		(0.01)			—
Bargain purchase gain (n)		(0.25)			—
Noncontrolling interests (o)		0.08			0.04
Total adjustments		$0.04			$1.24

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to September 30, 2017. Therefore, the results of operations from 2017 and 2016 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(d)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys and ConEdison Solutions acquisitions in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(f)
Adjustment to exclude in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(g)
Adjustment to exclude charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.

(h)
Adjustment to exclude accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation's previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation's decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.

(i)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)
Adjustment to exclude the recognition of a penalty and associated interest expense in 2016 as a result of a tax court decision on Exelon’s like-kind exchange tax position, and adjustments to income tax, penalties and interest expenses in 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(l)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(m)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests that were transferred to Generation.

(n)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(o)
Adjustment to exclude from Generation’s results the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(p)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 35.7% and 33.4% for the nine months ended September 30, 2017 and September 30, 2016, respectively.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended September 30, 2017 and 2016
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other(b)	Exelon
2016 GAAP Net Income (Loss)	$0.53	$236	$37		$122		$54		$166		$(125)	$490
2016 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $35)	(0.06)	(54)	—		—		—		—		—	(54)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $48) (1)	(0.07)	(70)	—		—		—		—		—	(70)
Amortization of Commodity Contract Intangibles (net of taxes of $8) (2)	0.01	13	—		—		—		—		—	13
Merger and Integration Costs (net of taxes of $5, $1, $1, $3, and $10, respectively) (3)	0.01	7	—		1		1		4		—	13
Merger Commitments (net of taxes of $10, $11 and $1, respectively) (4)	0.01	—	—		—		—		(40)		45	5
Long-Lived Asset Impairments (net of taxes of $6, $1 and $5) (5)	0.01	10	—		—		—		—		1	11
Plant Retirements and Divestitures (net of taxes of $129) (6)	0.22	204	—		—		—		—		—	204
Cost Management Program (net of taxes of $5) (7)	0.01	7	—		—		—		—		—	7
Like-Kind Exchange Tax Position (net of taxes of $42, $19 and $61, respectively) (8)	0.21	—	149		—		—		—		50	199
Noncontrolling Interests (net of taxes of $5) (9)	0.03	23	—		—		—		—		—	23
2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.91	376	186		123		55		130		(29)	841
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.06)	—	(20)	(c)	(28)		—	(c)	(6)	(c)	—	(54)
Load	(0.01)	—	(3)	(c)	1		—	(c)	(4)	(c)	—	(6)
Other Energy Delivery (13)	0.07	—	23	(d)	6	(d)	10	(d)	26	(d)	—	65
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (14)	0.06	59	—		—		—		—		—	59
Nuclear Fuel Cost (15)	—	(2)	—		—		—		—		—	(2)
Capacity Pricing (16)	0.05	46	—		—		—		—		—	46
Zero Emission Credit Revenue (17)	0.08	73	—		—		—		—		—	73
Market and Portfolio Conditions (18)	(0.21)	(198)	—		—		—		—		—	(198)
Operating and Maintenance Expense:
Labor, Contracting and Materials	0.01	5	3		(4)		2		1		—	7
Planned Nuclear Refueling Outages (19)	—	4	—		—		—		—		—	4
Pension and Non-Pension Postretirement Benefits (20)	—	(2)	(1)		1		1		1		(1)	(1)
Other Operating and Maintenance (21)	0.04	9	16		5		—		—		6	36
Depreciation and Amortization Expense (22)	(0.02)	(6)	(10)		(3)		(5)		2		(2)	(24)
Interest Expense, Net (23)	(0.02)	(19)	2		(1)		1		1		1	(15)
Income Taxes (24)	(0.01)	(7)	(10)		12		—		(3)		(6)	(14)
Equity in Earnings of Unconsolidated Affiliates	—	(1)	—		—		—		—		—	(1)
Noncontrolling Interests (25)	(0.01)	(7)	—		—		—		—		—	(7)
Other (26)	0.01	17	—		2		—		(2)		(5)	12
Share Differential (27)	(0.04)	—	—		—		—		—		—	—
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.85	347	186		114		64		146		(36)	821
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $29)	0.05	46	—		—		—		—		(1)	45
Unrealized Gains Related to NDT Fund Investments (net of taxes of $45) (1)	0.07	67	—		—		—		—		—	67
Amortization of Commodity Contract Intangibles (net of taxes of $8) (2)	(0.01)	(12)	—		—		—		—		—	(12)
Merger and Integration Costs (net of taxes of $5, $6, $0 and $1, respectively) (3)	—	(7)	—		—		—		9		(1)	1
Long-Lived Asset Impairments (net of taxes of $16, $0 and $16, respectively) (5)	(0.03)	(25)	—		—		—		—		1	(24)
Plant Retirements and Divestitures (net of taxes of $46, $1 and $47, respectively) (6)	(0.08)	(72)	—		—		—		—		1	(71)
Cost Management Program (net of taxes of $6, $1, $1, $0 and $8, respectively) (7)	(0.01)	(10)	—		(2)		(2)		—		1	(13)
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (10)	0.02	(18)	3		—		—		(2)		38	21
Bargain Purchase Gain (net of taxes of $0) (11)	0.01	7	—		—		—		—		—	7
Asset Retirement Obligation (net of taxes of $1) (12)	—	2	—		—		—		—		—	2
Noncontrolling Interests (net of taxes of $4) (9)	(0.02)	(20)	—		—		—		—		—	(20)
2017 GAAP Net Income	$0.85	$305	$189		$112		$62		$153		$3	$824

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39.0 percent to 41.0 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT fund investments were 43.2 percent and 52.6 percent for the three months ended September 30, 2017 and 2016, respectively.

(a)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
As approved by the Maryland PSC and District of Columbia PSC, customer rates for BGE, Pepco and DPL Maryland are adjusted to eliminate the favorable and unfavorable impacts of weather and usage patterns per customer on distribution volumes. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.

(d)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)
Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys and ConEdison Solutions acquisitions in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, and in 2017, the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(4)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.

(5)	Primarily reflects charges to earnings related to the impairment of upstream assets at Generation in 2016, and in 2017, impairments of the ExGen Texas Power, LLC assets held for sale.

(6)
Primarily reflects accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation's decision to early retire the Three Mile Island nuclear facility in 2017.

(7)	Represents severance and reorganization costs related to a cost management program.

(8)	Represents the recognition of a penalty and associated interest expense in the third quarter of 2016, as a result of a tax court decision on Exelon’s like-kind exchange tax position.

(9)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(10)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of a change in the Illinois statutory tax rate and changes in forecasted apportionment.

(11)	Represents a measurement period adjustment to the bargain purchase gain for the FitzPatrick acquisition.

(12)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(13)
For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments and higher electric distribution ROE, which is due to an increase in treasury rates), partially offset by lower revenues resulting from the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act. For BGE and PHI, primarily reflects increased revenue as a result of rate increases.

(14)	Primarily reflects the acquisition of the FitzPatrick nuclear facility and a decrease in nuclear outage days.

(15)	Primarily reflects increased nuclear output, partially offset by a decrease in fuel prices.

(16)	Primarily reflects increased capacity prices in the New England, Midwest and Mid-Atlantic regions.

(17)	Reflects the impact of the New York Clean Energy Standard.

(18)
Primarily reflects the impacts of lower load volumes delivered due to mild weather and lower realized energy prices related to Exelon's ratable hedging strategy, partially offset by the addition of two combined-cycle gas turbines in Texas.

(19)	Primarily reflects a decrease in the number of nuclear outage days in 2017, excluding Salem.

(20)	Primarily reflects the unfavorable impact of lower pension and OPEB discount rates, partially offset by the favorable impact of lower health care claims experience.

(21)	For ComEd, primarily reflects the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act.

(22)
For Generation, reflects increased depreciation for the addition of two combined-cycle gas turbines in Texas, partially offset by the absence of depreciation due to the EGTP assets held for sale. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.

(23)	For Generation, primarily reflects the impact of project in-service dates on the capitalization of interest and higher outstanding debt.

(24)	For ComEd, reflects the 2017 increase in the Illinois statutory income tax rate. For PECO, primarily reflects an increase in the repairs tax deduction.

(25)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(26)	For Generation, primarily reflects higher realized NDT fund gains.

(27)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Nine Months Ended September 30, 2017 and 2016
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon (a)
2016 GAAP Net Income (Loss)	$1.00	$538	$297		$346		$183		$(91)		$(343)	$930
2016 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $46)	0.07	67	—		—		—		—		—	67
Unrealized Gains Related to NDT Fund Investments (net of taxes of $89) (1)	(0.13)	(127)	—		—		—		—		—	(127)
Amortization of Commodity Contract Intangibles (net of taxes of $6) (2)	0.01	8	—		—		—		—		—	8
Merger and Integration Costs (net of taxes of $12, $3, $2, $1, $25, $1 and $36, respectively) (3)	0.10	20	(3)		2		(1)		37		37	92
Merger Commitments (net of taxes of $1, $74, $38 and $114, respectively) (4)	0.43	2	—		—		—		239		159	400
Long-Lived Asset Impairments (net of taxes of $68, $1 and $67, respectively) (5)	0.11	103	—		—		—		—		1	104
Plant Retirements and Divestitures (net of taxes of $214) (6)	0.37	338	—		—		—		—		—	338
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (7)	—	6	—		—		—		—		(6)	—
Cost Management Program (net of taxes of $13, $2, $2 and $17, respectively) (8)	0.03	22	—		2		2		—		—	26
Like-Kind Exchange Tax Position (net of taxes of $42, $19 and $61, respectively) (9)	0.21	—	149		—		—		—		50	199
Noncontrolling Interests (net of taxes of $8) (10)	0.04	41	—		—		—		—		—	41
2016 Adjusted (non-GAAP) Operating Earnings (Loss)	2.24	1,018	443		350		184		185		(102)	2,078
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.07)	—	(22)	(c)	(28)		—	(c)	(12)	(c)	—	(62)
Load	(0.01)	—	(7)	(c)	(4)		—	(c)	4	(c)	—	(7)
Other Energy Delivery (14)	0.60	—	90	(d)	(4)	(d)	49	(d)	431	(d)	—	566
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (15)	0.07	69	—		—		—		—		—	69
Nuclear Fuel Cost (16)	0.01	12	—		—		—		—		—	12
Capacity Pricing (17)	0.02	15	—		—		—		—		—	15
Zero Emission Credit Revenue (18)	0.13	118	—		—		—		—		—	118
Market and Portfolio Conditions (19)	(0.35)	(329)	—		—		—		—		—	(329)
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	(0.13)	(46)	7		(8)		1		(83)		—	(129)
Planned Nuclear Refueling Outages (21)	(0.07)	(65)	—		—		—		—		—	(65)
Pension and Non-Pension Postretirement Benefits (22)	(0.01)	(2)	(1)		1		2		(5)		(2)	(7)
Other Operating and Maintenance (23)	(0.03)	(37)	4		13		35		(62)		19	(28)
Depreciation and Amortization Expense (24)	(0.19)	(16)	(34)		(7)		(24)		(92)		(6)	(179)
Interest Expense, Net (25)	(0.08)	(28)	5		(1)		(3)		(29)		(18)	(74)
Income Taxes (26)	(0.02)	(24)	(13)		14		(9)		5		4	(23)
Equity in Earnings of Unconsolidated Affiliates	(0.01)	(6)	—		—		—		—		—	(6)
Noncontrolling Interests (27)	0.03	25	—		—		—		—		—	25
Other (28)	(0.04)	17	(4)		6		1		(52)		(7)	(39)
Share Differential (29)	(0.04)	—	—		—		—		—		—	—
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	2.05	721	468		332		236		290		(112)	1,935
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $62)	(0.10)	(98)	—		—		—		—		1	(97)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $137) (1)	0.22	211	—		—		—		—		—	211
Amortization of Commodity Contract Intangibles (net of taxes of $17) (2)	(0.03)	(27)	—		—		—		—		—	(27)
Merger and Integration Costs (net of taxes of $28, $0, $1, $1, $6, $0 and $24, respectively) (3)	(0.04)	(44)	(1)		(2)		(2)		11		(1)	(39)
Merger Commitments (net of taxes of $18, $52, $67 and $137, respectively) (4)	0.15	18	—		—		—		59		60	137
Long-Lived Asset Impairments (net of taxes of $187, $1 and $188, respectively) (5)	(0.31)	(294)	—		—		—		—		1	(293)
Plant Retirements and Divestitures (net of taxes of $88, $1 and $89, respectively) (6)	(0.15)	(138)	—		—		—		—		1	(137)
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (7)	0.04	(18)	3		—		—		(1)		58	42
Cost Management Program (net of taxes of $11, $2, $2, $0 and $15, respectively) (8)	(0.03)	(17)	—		(3)		(3)		—		(1)	(24)
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (9)	0.03	—	(23)		—		—		—		49	26
Asset Retirement Obligation (net of taxes of $1) (11)	—	2	—		—		—		—		—	2
Tax Settlements (net of taxes of $1) (12)	0.01	5	—		—		—		—		—	5
Bargain Purchase Gain (net of taxes of $0) (13)	0.25	233	—		—		—		—		—	233
Noncontrolling Interests (net of taxes of $16) (10)	(0.08)	(75)	—		—		—		—		—	(75)
2017 GAAP Net Income	$2.01	$479	$447		$327		$231		$359		$56	$1,899

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39.0 percent to 41.0 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT fund investments were 46.2 percent and 52.5 percent for the nine months ended September 30, 2017 and 2016, respectively.

(a)
For the nine months ended September 30, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
As approved by the Maryland PSC and District of Columbia PSC, customer rates for BGE, Pepco and DPL Maryland are adjusted to eliminate the favorable and unfavorable impacts of weather and usage patterns per customer on distribution volumes. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.

(d)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)
Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys and ConEdison Solutions acquisitions in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(4)
Primarily reflects in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(5)
Primarily reflects charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.

(6)
Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation's previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation's decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.

(7)
Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment.

(8)	Represents severance and reorganization costs related to a cost management program.

(9)
Represents the recognition of a penalty and associated interest expense in 2016 as a result of a tax court decision on Exelon’s like-kind exchange tax position, and adjustments to income tax, penalties and interest expenses in 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(10)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(11)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(12)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests that were transferred to Generation.

(13)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(14)
For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments and higher electric distribution ROE, which is due to an increase in treasury rates), partially offset by lower revenues resulting from the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act. For BGE and PHI, primarily reflects increased revenue as a result of rate increases.

(15)	Primarily reflects the acquisition of the FitzPatrick nuclear facility.

(16)	Primarily reflects a decrease in fuel prices, partially offset by an increase in nuclear output as a result of the FitzPatrick acquisition.

(17)	Primarily reflects increased capacity prices in the New England region, partially offset by decreased capacity prices in the Mid-Atlantic region.

(18)	Reflects the impact of the New York Clean Energy Standard.

(19)
Primarily reflects the conclusion of the Ginna Reliability Support Services Agreement, the impact of declining natural gas prices on Generation’s natural gas portfolio, the impacts of lower load volumes delivered due to mild weather and lower realized energy prices related to Exelon's ratable hedging strategy, partially offset by the addition of two combined-cycle gas turbines in Texas and the absence of oil inventory write downs in 2017.

(20)	For Generation, primarily reflects increased salaries, wages and contracting costs related to the acquisition of the FitzPatrick nuclear facility.

(21)	Primarily reflects an increase in the number of nuclear outage days in 2017, excluding Salem.

(22)	Primarily reflects the unfavorable impact of lower pension and OPEB discount rates, partially offset by the favorable impact of lower health care claims experience.

(23)
For Generation, includes an increase in nuclear decommissioning obligation expense related to the FitzPatrick nuclear facility. For ComEd, primarily reflects the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act. For PECO, primarily reflects decreased fully recoverable costs associated with regulatory programs. For BGE, primarily reflects certain disallowances contained in 2016 rate case orders and decreased storm costs in the BGE service territory.

(24)
For Generation, reflects increased depreciation for the addition of two combined-cycle gas turbines in Texas, offset by the absence of depreciation due to the EGTP assets held for sale. For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs and increased depreciation from AMI program capital expenditures. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.

(25)
For Generation, primarily reflects the impact of project in-service dates on the capitalization of interest and higher outstanding debt. For Corporate, primarily reflects increased interest expense due to higher outstanding debt, as well as debt issuance costs related to the April 2017 remarketing of Junior Subordinated Notes due in 2024.

(26)
For Generation, primarily reflects the favorable settlement of certain income tax positions in 2016. For ComEd, reflects the 2017 increase in the Illinois statutory income tax rate. For PECO, primarily reflects an increase in the repairs tax deduction. For BGE, primarily reflects a 2016 cumulative adjustment to tax expense for transmission-related regulatory assets.

(27)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(28)	For Generation, primarily reflects higher realized NDT fund gains, partially offset by increased real estate taxes as a result of the FitzPatrick acquisition.

(29)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,751	$(39)	(b),(d)	$5,035	$(166)	(b),(d)
Operating expenses
Purchased power and fuel	2,331	9	(b),(d),(h)	2,589	(127)	(b),(d),(h)
Operating and maintenance	1,374	(68)	(e),(g),(h),(j),(l)	1,336	(6)	(e),(g),(h),(j)
Depreciation and amortization	410	(106)	(h)	632	(338)	(e),(h)
Taxes other than income	141	—		136	—
Total operating expenses	4,256			4,693
Gain on sales of assets	(2)	2	(h)	—	—
Bargain purchase gain	7	(7)	(n)	—	—
Operating income	500			342
Other income and (deductions)
Interest expense, net	(113)	—		(77)	—
Other, net	209	(118)	(c)	185	(145)	(c)
Total other income and (deductions)	96			108
Income before income taxes	596			450
Income taxes	240	(19)	(b),(c),(d),(e),(g),(h),(i)(j),(l)	173	43	(b),(c),(d),(e),(g),(h),(j)
Equity in losses of unconsolidated affiliates	(8)	—		(6)	—
Net income	348			271
Net income attributable to noncontrolling interests	43	(20)	(k)	35	(23)	(k)
Net income attributable to membership interest	$305			$236

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$13,812	$77	(b), (d)	$13,363	$376	(b),(d)
Operating expenses
Purchased power and fuel	7,286	(133)	(b),(d),(h)	6,609	211	(b),(d),(h)
Operating and maintenance	4,871	(630)	(e),(g),(h),(j),(l)	4,333	(335)	(e),(f),(g),(h),(j)
Depreciation and amortization	1,046	(143)	(d),(h)	1,329	(452)	(e),(h)
Taxes other than income	425	—		380	(1)	(j)
Total operating expenses	13,628			12,651
Gain on sales of assets	3	1	(h)	31	—
Bargain purchase gain	233	(233)	(n)	—	—
Operating income	420			743
Other income and (deductions)
Interest expense, net	(342)	18	(g),(m)	(273)	—
Other, net	648	(392)	(c)	395	(299)	(c),(h)
Total other income and (deductions)	306			122
Income before income taxes	726			865
Income taxes	209	210	(b),(c),(d),(e),(f),(g),(h),(i),(j),(l),(m)	293	215	(b),(c),(d),(e),(f),(g),(h),(i),(j)
Equity in losses of unconsolidated affiliates	(26)	—		(16)	—
Net income	491			556
Net income attributable to noncontrolling interests	12	(75)	(k)	18	(41)	(k)
Net income attributable to membership interest	$479			$538

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(d)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys and ConEdison Solutions acquisitions in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.

(e)
Adjustment to exclude costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(f)
Adjustment to exclude 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(g)
Adjustment to exclude charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.

(h)
Adjustment to exclude accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation's previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation's decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.

(i)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)
Adjustment to exclude from Generation’s results the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(l)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(m)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests that were transferred to Generation.

(n)	Adjustments to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,571	$—		$1,497	$—
Operating expenses
Purchased power and fuel	529	—		454	—
Operating and maintenance	346	—		377	—
Depreciation and amortization	212	—		196	—
Taxes other than income	80	—		82	—
Total operating expenses	1,167			1,109
Gain on sales of assets	—	—		1	—
Operating income	404			389
Other income and (deductions)
Interest expense, net	(89)	—		(197)	105	(c)
Other, net	5	—		(80)	86	(c)
Total other income and (deductions)	(84)			(277)
Income before income taxes	320			112
Income taxes	131	3	(d)	75	42	(c)
Net income	$189			$37

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,227	$—		$4,031	$(8)	(b)
Operating expenses
Purchased power and fuel	1,241	—		1,141	—
Operating and maintenance	1,096	(1)	(b)	1,113	(2)	(b)
Depreciation and amortization	631	—		574	—
Taxes other than income	223	—		222	—
Total operating expenses	3,191			3,050
Gain on sales of assets	—	—		6	—
Operating income	1,036			987
Other income and (deductions)
Interest expense, net	(275)	14	(c)	(374)	105	(c)
Other, net	14	—		(72)	86	(c)
Total other income and (deductions)	(261)			(446)
Income before income taxes	775			541
Income taxes	328	(6)	(b),(c),(d)	244	39	(b),(c)
Net income	$447			$297

(a)	Results reported in accordance with GAAP.

(b)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.

(c)
Adjustment to exclude the recognition of a penalty and associated interest expense in 2016 as a result of a tax court decision on Exelon's like-kind exchange tax position, and adjustments to income tax, penalties and interest expenses in 2017 as a result of the finalization of the IRS tax computation related toExelon's like-kind exchange tax position.

(d)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to changes in the Illinois statutory tax rate and changes in forecasted apportionment.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$715	$—		$788	$—
Operating expenses
Purchased power and fuel	235	—		272	—
Operating and maintenance	197	(3)	(c)	199	(2)	(b)
Depreciation and amortization	72	—		67	—
Taxes other than income	42	—		46	—
Total operating expenses	546			584
Operating income	169			204
Other income and (deductions)
Interest expense, net	(31)	—		(30)	—
Other, net	2	—		2	—
Total other income and (deductions)	(29)			(28)
Income before income taxes	140			176
Income taxes	28	1	(c)	54	1	(b)
Net income	$112			$122

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,141	$—		$2,293	$—
Operating expenses
Purchased power and fuel	719	—		809	—
Operating and maintenance	595	(8)	(b),(c)	604	(7)	(b),(c)
Depreciation and amortization	213	—		201	—
Taxes other than income	116	—		126	—
Total operating expenses	1,643			1,740
Operating income	498			553
Other income and (deductions)
Interest expense, net	(93)	—		(92)	—
Other, net	6	—		6	—
Total other income and (deductions)	(87)			(86)
Income before income taxes	411			467
Income taxes	84	3	(b),(c)	121	3	(b),(c)
Net income	$327			$346

(a)	Results reported in accordance with GAAP.

(b)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$738	$—		$812	$—
Operating expenses
Purchased power and fuel	269	—		360	—
Operating and maintenance	175	(4)	(c)	178	(1)	(b)
Depreciation and amortization	109	—		101	—
Taxes other than income	61	—		58	—
Total operating expenses	614			697
Operating income	124			115
Other income and (deductions)
Interest expense, net	(26)	—		(28)	—
Other, net	4	—		5	—
Total other income and (deductions)	(22)			(23)
Income before income taxes	102			92
Income taxes	40	2	(c)	36	—
Net income	62			56
Preference stock dividends	—			2
Net income attributable to common shareholder	$62			$54

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,363	$—		$2,421	$—
Operating expenses
Purchased power and fuel	853	—		994	—
Operating and maintenance	532	(9)	(b),(c)	588	(2)	(b),(c)
Depreciation and amortization	348	—		307	—
Taxes other than income	180	—		172	—
Total operating expenses	1,913			2,061
Operating income	450			360
Other income and (deductions)
Interest expense, net	(80)	—		(76)	—
Other, net	12	—		16	—
Total other income and (deductions)	(68)			(60)
Income before income taxes	382			300
Income taxes	151	4	(b),(c)	109	1	(b),(c)
Net income	231			191
Preference stock dividends	—			8
Net income attributable to common shareholder	$231			$183

(a)	Results reported in accordance with GAAP.

(b)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition, partially offset in 2016 at BGE by the anticipated recovery of previously incurred PHI acquisition costs.

(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,310	$—		$1,394	$—
Operating expenses
Purchased power and fuel	473	—		583	—
Operating and maintenance	251	15	(c)	226	43	(c),(d)
Depreciation and amortization	179	—		182	—
Taxes other than income	122	—		124	—
Total operating expenses	1,025			1,115
Operating income	285			279
Other income and (deductions)
Interest expense, net	(62)	—		(64)	—
Other, net	13	—		19	—
Total other income and (deductions)	(49)			(45)
Income before income taxes	236			234
Income taxes	83	(8)	(c),(e)	68	(7)	(c),(d)
Net income	$153			$166

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,557	$—		$2,565	$—
Operating expenses
Purchased power and fuel	1,318	—		1,037	—
Operating and maintenance	774	25	(c),(d)	921	(375)	(c),(d)
Depreciation and amortization	511	—		355	—
Taxes other than income	344	—		248	—
Total operating expenses	2,947			2,561
Gain on sales of assets	1	—		—	—
Operating income (loss)	611			4
Other income and (deductions)
Interest expense, net	(183)	—		(135)	—
Other, net	40	—		31	—
Total other income and (deductions)	(143)			(104)
Income (loss) before income taxes	468			(100)
Income taxes	109	44	(c),(d),(e)	(9)	99	(c),(d)
Net income (loss)	$359			$(91)

(a)	Results reported in accordance with GAAP.

(b)
For the nine months ended September 30, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition, partially offset in 2016 and 2017 at PHI by the anticipated recovery of previously incurred acquisition costs.

(d)
Adjustment to exclude in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

(e)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(316)	$—		$(524)	$—
Operating expenses
Purchased power and fuel	(295)	—		(504)	—
Operating and maintenance	(43)	—		22	(57)	(e)
Depreciation and amortization	20	—		17	—
Taxes other than income	10	—		3	—
Total operating expenses	(308)			(462)
Gain on sales of assets	1	—		—	—
Operating loss	(7)			(62)
Other income and (deductions)
Interest expense, net	(65)	—		(120)	48	(j)
Other, net	4	—		(11)	20	(j)
Total other income and (deductions)	(61)			(131)
Loss before income taxes	(68)			(193)
Income taxes	(70)	39	(c),(d),(f),(g),(h),(i)	(66)	29	(e),(f),(j)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net income (loss)	3			(126)
Net loss attributable to noncontrolling interests and preference stock dividends	—			(1)	—
Net income (loss) attributable to common shareholders	$3			$(125)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(951)	$—		$(1,187)	$—
Operating expenses
Purchased power and fuel	(890)	—		(1,128)	—
Operating and maintenance	(136)	(10)	(d),(e),(i)	118	(235)	(d),(e)
Depreciation and amortization	65	—		55	—
Taxes other than income	25	—		20	—
Total operating expenses	(936)			(935)
Gain on sales of assets	—	—		4	—
Operating loss	(15)			(248)
Other income and (deductions)
Interest expense, net	(221)	27	(j)	(229)	48	(j)
Other, net	5	(1)	(j)	1	20	(j)
Total other income and (deductions)	(216)			(228)
Loss before income taxes	(231)			(476)
Income taxes	(286)	204	(c),(d),(e),(f),(g),(h),(i),(j)	(133)	62	(d),(e),(f),(h),(j)
Equity in earnings of unconsolidated affiliates	1	—		—	—
Net income (loss) attributable to common shareholders	$56			$(343)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with GAAP.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(e)
Adjustment to exclude in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

(f)
Adjustment to exclude the impact of charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.

(g)	Adjustment to exclude the impact associated with Generation's decision to early retire the Three Mile Island nuclear facility in 2017.

(h)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment.

(i)	Adjustment to exclude reorganization costs related to a cost management program.

(j)
Adjustment to exclude the recognition of a penalty and associated interest expense in 2016 as a result of a tax court decision on Exelon's like-kind exchange tax position, and adjustments to income tax, penalties and interest expenses in 2017 as a result of the finalization of the IRS tax computation related to Exelon's like-kind exchange tax position.

EXELON CORPORATION
Exelon Generation Statistics

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	16,480	15,246	16,545	16,410	15,604
Midwest	24,362	22,592	22,468	23,743	24,262
New York(a)(f)	6,905	6,227	4,491	4,681	4,843
Total Nuclear Generation	47,747	44,065	43,504	44,834	44,709
Fossil and Renewables
Mid-Atlantic	596	899	836	442	706
Midwest	218	417	418	442	273
New England	1,919	1,925	2,077	1,142	1,886
New York	1	1	1	1	1
ERCOT	5,703	2,315	1,370	1,056	2,472
Other Power Regions(b)	2,149	2,084	1,423	1,935	2,103
Total Fossil and Renewables	10,586	7,641	6,125	5,018	7,441
Purchased Power
Mid-Atlantic	2,541	2,901	3,398	2,849	7,139
Midwest	217	413	388	400	461
New England	4,513	4,343	5,064	4,768	3,927
New York	—	—	28	—	—
ERCOT	1,199	1,871	2,655	3,189	2,895
Other Power Regions(b)	3,982	3,507	2,868	3,308	3,803
Total Purchased Power	12,452	13,035	14,401	14,514	18,225
Total Supply/Sales by Region(c)
Mid-Atlantic(d)	19,617	19,046	20,779	19,701	23,449
Midwest(d)	24,797	23,422	23,274	24,585	24,996
New England	6,432	6,268	7,141	5,910	5,813
New York	6,906	6,228	4,520	4,682	4,844
ERCOT	6,902	4,186	4,025	4,245	5,367
Other Power Regions(b)	6,131	5,591	4,291	5,243	5,906
Total Supply/Sales by Region	70,785	64,741	64,030	64,366	70,375
	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Outage Days(e)
Refueling(f)	13	125	95	71	17
Non-refueling(f)	15	12	8	32	—
Total Outage Days	28	137	103	103	17

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes, South, West and Canada.

(c)
Excludes physical proprietary trading volumes of 2,601 GHhs, 2,312 GWhs, 1,850 GWhs, 2,164 GWhs, and 1,506 GWhs for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(d)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(e)	Outage days exclude Salem.

(f)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
Exelon Generation Statistics
Nine Months Ended September 30, 2017 and 2016

	September 30, 2017	September 30, 2016
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	48,271	47,035
Midwest	69,422	70,925
New York(a)(d)	17,623	14,002
Total Nuclear Generation	135,316	131,962
Fossil and Renewables
Mid-Atlantic	2,330	2,290
Midwest	1,053	1,046
New England	5,921	5,826
New York	3	3
ERCOT	9,388	5,726
Other Power Regions	5,656	6,245
Total Fossil and Renewables	24,351	21,136
Purchased Power
Mid-Atlantic	8,840	14,024
Midwest	1,018	1,855
New England	13,920	11,863
New York	28	—
ERCOT	5,724	7,448
Other Power Regions	10,357	10,281
Total Purchased Power	39,887	45,471
Total Supply/Sales by Region(b)
Mid-Atlantic(c)	59,441	63,349
Midwest(c)	71,493	73,826
New England	19,841	17,689
New York	17,654	14,005
ERCOT	15,112	13,174
Other Power Regions	16,013	16,526
Total Supply/Sales by Region	199,554	198,569

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Excludes physical proprietary trading volumes of 6,763 GWh and 4,015 GWh for the nine months ended September 30, 2017 and 2016, respectively.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
ComEd Statistics
Three Months Ended September 30, 2017 and 2016

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Retail Deliveries and Sales (a)
Residential	8,004	9,014	(11.2)%	(0.6)%	$825	$786	5.0%
Small Commercial & Industrial	8,488	8,833	(3.9)%	(1.0)%	369	356	3.7%
Large Commercial & Industrial	7,232	7,565	(4.4)%	(2.5)%	121	126	(4.0)%
Public Authorities & Electric Railroads	302	308	(1.9)%	(1.7)%	11	10	10.0%
Total Retail	24,026	25,720	(6.6)%	(1.3)%	1,326	1,278	3.8%
Other Revenue (b)					245	219	11.9%
Total Electric Revenue (c)					$1,571	$1,497	4.9%
Purchased Power					$529	$454	16.5%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	42	23	97	82.6%	(56.7)%
Cooling Degree-Days	699	840	641	(16.8)%	9.0%

Nine Months Ended September 30, 2017 and 2016

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Retail Deliveries and Sales (a)
Residential	20,164	21,738	(7.2)%	(1.3)%	$2,108	$2,018	4.5%
Small Commercial & Industrial	23,634	24,447	(3.3)%	(1.6)%	1,051	1,007	4.4%
Large Commercial & Industrial	20,712	21,057	(1.6)%	(0.5)%	352	350	0.6%
Public Authorities & Electric Railroads	928	947	(2.0)%	(1.4)%	34	33	3.0%
Total Retail	65,438	68,189	(4.0)%	(1.1)%	3,545	3,408	4.0%
Other Revenue (b)					682	623	9.5%
Total Electric Revenue (c)					$4,227	$4,031	4.9%
Purchased Power					$1,241	$1,141	8.8%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	3,269	3,678	3,972	(11.1)%	(17.7)%
Cooling Degree-Days	962	1,130	882	(14.9)%	9.1%

Number of Electric Customers	2017	2016
Residential	3,610,091	3,578,846
Small Commercial & Industrial	376,309	372,603
Large Commercial & Industrial	1,954	2,010
Public Authorities & Electric Railroads	4,763	4,738
Total	3,993,117	3,958,197

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)
Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.

(c)
Includes operating revenues from affiliates totaling $3 million and $4 million for the three months ended September 30, 2017 and 2016, respectively, and $12 million and $12 million for the nine months ended September 30, 2017 and 2016, respectively.

EXELON CORPORATION
PECO Statistics
Three Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,752	4,358	(13.9)%	0.2%	$434	$513	(15.4)%
Small Commercial & Industrial	2,158	2,324	(7.1)%	(1.0)%	106	109	(2.8)%
Large Commercial & Industrial	4,137	4,234	(2.3)%	1.4%	59	59	—%
Public Authorities & Electric Railroads	198	240	(17.5)%	(17.5)%	7	8	(12.5)%
Total Retail	10,245	11,156	(8.2)%	—%	606	689	(12.0)%
Other Revenue (b)					56	51	9.8%
Total Electric Revenue (d)					662	740	(10.5)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,993	3,494	14.3%	9.4%	46	41	12.2%
Transportation and Other	5,674	7,315	(22.4)%	(14.5)%	7	7	—%
Total Natural Gas (d)	9,667	10,809	(10.6)%	(6.0)%	53	48	10.4%
Total Electric and Natural Gas Revenues					$715	$788	(9.3)%
Purchased Power and Fuel					$235	$272	(13.6)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	14	10	35	40.0%	(60.0)%
Cooling Degree-Days	989	1,288	923	(23.2)%	7.2%

Nine Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	9,939	10,682	(7.0)%	(1.4)%	$1,147	$1,278	(10.3)%
Small Commercial & Industrial	6,048	6,236	(3.0)%	(1.1)%	303	334	(9.3)%
Large Commercial & Industrial	11,593	11,598	—%	0.8%	168	182	(7.7)%
Public Authorities & Electric Railroads	618	672	(8.0)%	(8.0)%	23	25	(8.0)%
Total Retail	28,198	29,188	(3.4)%	(0.6)%	1,641	1,819	(9.8)%
Other Revenue (b)					161	152	5.9%
Total Electric Revenue (d)					1,802	1,971	(8.6)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	38,825	38,488	0.9%	2.7%	315	298	5.7%
Transportation and Other	19,122	20,917	(8.6)%	(5.9)%	24	24	—%
Total Natural Gas (d)	57,947	59,405	(2.5)%	(0.1)%	339	322	5.3%
Total Electric and Natural Gas Revenues					$2,141	$2,293	(6.6)%
Purchased Power and Fuel					$719	$809	(11.1)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,437	2,616	2,974	(6.8)%	(18.1)%
Cooling Degree-Days	1,404	1,684	1,271	(16.6)%	10.5%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,463,906	1,451,533	Residential	474,766	470,024
Small Commercial & Industrial	150,964	149,646	Commercial & Industrial	43,358	42,997
Large Commercial & Industrial	3,112	3,094	Total Retail	518,124	513,021
Public Authorities & Electric Railroads	9,665	9,820	Transportation	771	802
Total	1,627,647	1,614,093	Total	518,895	513,823

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(d)
Total electric revenue includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2017 and 2016, respectively, and $4 million and $5 million for the nine months ended September 30, 2017 and 2016, respectively.  Total natural gas revenues includes operating revenues from affiliates totaling less than $1 million for both the three and nine months ended September 30, 2017 and 2016.

EXELON CORPORATION
BGE Statistics
Three Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,370	3,900	(13.6)%	(2.9)%	$376	$451	(16.6)%
Small Commercial & Industrial	785	877	(10.5)%	(9.0)%	67	74	(9.5)%
Large Commercial & Industrial	3,781	3,992	(5.3)%	(3.9)%	120	123	(2.4)%
Public Authorities & Electric Railroads	64	72	(11.1)%	(2.5)%	8	9	(11.1)%
Total Retail	8,000	8,841	(9.5)%	(4.0)%	571	657	(13.1)%
Other Revenue (b)(c)					87	78	11.5%
Total Electric Revenue					658	735	(10.5)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	11,221	13,159	(14.7)%	(14.3)%	77	71	8.5%
Transportation and Other (e)	68	1,311	(94.8)%	n/a	3	6	(50.0)%
Total Natural Gas (f)	11,289	14,470	(22.0)%	(14.3)%	80	77	3.9%
Total Electric and Natural Gas Revenues					$738	$812	(9.1)%
Purchased Power and Fuel					$269	$360	(25.3)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	64	24	78	166.7%	(17.9)%
Cooling Degree-Days	595	747	596	(20.3)%	(0.2)%

Nine Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	9,126	9,996	(8.7)%	(4.3)%	$1,096	$1,203	(8.9)%
Small Commercial & Industrial	2,210	2,343	(5.7)%	(5.8)%	202	212	(4.7)%
Large Commercial & Industrial	10,422	10,627	(1.9)%	(2.6)%	343	337	1.8%
Public Authorities & Electric Railroads	204	215	(5.1)%	(2.5)%	23	27	(14.8)%
Total Retail	21,962	23,181	(5.3)%	(3.7)%	1,664	1,779	(6.5)%
Other Revenue (b)(c)					231	219	5.5%
Total Electric Revenue					1,895	1,998	(5.2)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	60,620	69,415	(12.7)%	(5.3)%	445	403	10.4%
Transportation and Other (e)	2,463	4,078	(39.6)%	n/a	23	20	15.0%
Total Natural Gas (f)	63,083	73,493	(14.2)%	(5.3)%	468	423	10.6%
Total Electric and Natural Gas Revenues					$2,363	$2,421	(2.4)%
Purchased Power and Fuel					$853	$994	(14.2)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,524	2,878	2,992	(12.3)%	(15.6)%
Cooling Degree-Days	877	966	850	(9.2)%	3.2%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,156,659	1,145,020	Residential	626,039	619,837
Small Commercial & Industrial	113,224	112,609	Commercial & Industrial	43,973	43,957
Large Commercial & Industrial	12,144	12,030	Total Retail	670,012	663,794
Public Authorities & Electric Railroads	274	282	Transportation	—	—
Total	1,282,301	1,269,941	Total	670,012	663,794

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue primarily includes wholesale transmission revenue and late payment charges.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended September 30, 2017 and 2016 and $5 million for both the nine months ended September 30, 2017 and 2016.

(d)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(e)
Transportation and other natural gas revenue includes off-system revenue of 68 mmcfs ($1 million) and 1,311 mmcfs ($4 million) for the three months ended September 30, 2017 and 2016, respectively, and 2,463 mmcfs ($15 million) and 4,078 mmcfs ($14 million) for the nine months ended September 30, 2017 and 2016, respectively.

(f)
Includes operating revenues from affiliates totaling $2 million and $6 million for the three months ended September 30, 2017 and 2016, respectively, and $7 million and $11 million for the nine months ended September 30, 2017 and 2016, respectively.

EXELON CORPORATION
PEPCO Statistics
Three Months Ended September 30, 2017 and 2016

	Electric Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,281	2,675	(14.7)%	(5.2)%	$283	$315	(10.2)%
Small Commercial & Industrial	347	394	(11.9)%	(7.2)%	38	43	(11.6)%
Large Commercial & Industrial	4,146	4,314	(3.9)%	0.8%	221	219	0.9%
Public Authorities & Electric Railroads	180	180	—%	1.1%	8	7	14.3%
Total Retail	6,954	7,563	(8.1)%	(1.7)%	550	584	(5.8)%
Other Revenue (b)					54	51	5.9%
Total Electric Revenue (c)					604	635	(4.9)%
Purchased Power					$168	$213	(21.1)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	8	1	19	700.0%	(57.9)%
Cooling Degree-Days	1,130	1,418	1,133	(20.3)%	(0.3)%

Nine Months Ended September 30, 2017 and 2016

	Electric Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,038	6,652	(9.2)%	(2.7)%	$744	$791	(5.9)%
Small Commercial & Industrial	999	1,124	(11.1)%	(8.4)%	113	116	(2.6)%
Large Commercial & Industrial	11,306	11,890	(4.9)%	(3.0)%	608	613	(0.8)%
Public Authorities & Electric Railroads	542	544	(0.4)%	(0.2)%	24	23	4.3%
Total Retail	18,885	20,210	(6.6)%	(3.1)%	1,489	1,543	(3.5)%
Other Revenue (b)					160	152	5.3%
Total Electric Revenue (c)					1,649	1,695	(2.7)%
Purchased Power					$478	$563	(15.1)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	1,963	2,408	2,477	(18.5)%	(20.8)%
Cooling Degree-Days	1,679	1,872	1,611	(10.3)%	4.2%

Number of Electric Customers	2017	2016
Residential	790,032	775,911
Small Commercial & Industrial	53,543	53,425
Large Commercial & Industrial	21,733	21,315
Public Authorities & Electric Railroads	143	129
Total	865,451	850,780

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)
Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended September 30, 2017 and 2016, respectively, and $4 million and $3 million for the nine months ended September 30, 2017 and 2016, respectively.

EXELON CORPORATION
DPL Statistics
Three Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,439	1,601	(10.1)%	(2.2)%	$183	$200	(8.5)%
Small Commercial & Industrial	636	642	(0.9)%	3.2%	49	48	2.1%
Large Commercial & Industrial	1,245	1,250	(0.4)%	4.1%	26	24	8.3%
Public Authorities & Electric Railroads	10	9	11.1%	11.1%	3	2	50.0%
Total Retail	3,330	3,502	(4.9)%	1.2%	261	274	(4.7)%
Other Revenue (b)					48	40	20.0%
Total Electric Revenue (c)					309	314	(1.6)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	1,069	1,121	(4.6)%	(6.4)%	12	13	(7.7)%
Transportation and Other (e)	1,197	1,166	2.7%	2.4%	6	4	50.0%
Total Natural Gas	2,266	2,287	(0.9)%	(2.0)%	18	17	5.9%
Total Electric and Natural Gas Revenues					$327	$331	(1.2)%
Purchased Power and Fuel					$129	$150	(14.0)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	24	14	33	71.4%	(27.3)%
Cooling Degree-Days	867	1,103	856	(21.4)%	1.3%

Gas Service Territory				% Change
Heating Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	28	20	42	40.0%	(33.3)%

Nine Months Ended September 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,843	4,066	(5.5)%	0.4%	$508	$522	(2.7)%
Small Commercial & Industrial	1,693	1,746	(3.0)%	(0.9)%	138	143	(3.5)%
Large Commercial & Industrial	3,440	3,492	(1.5)%	0.3%	77	74	4.1%
Public Authorities & Electric Railroads	35	35	—%	—%	11	9	22.2%
Total Retail	9,011	9,339	(3.5)%	0.1%	734	748	(1.9)%
Other Revenue (b)					132	124	6.5%
Total Electric Revenue (c)					866	872	(0.7)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	8,679	9,253	(6.2)%	6.5%	87	87	—%
Transportation and Other (e)	4,690	4,455	5.3%	7.9%	18	15	20.0%
Total Natural Gas	13,369	13,708	(2.5)%	7.0%	105	102	2.9%
Total Electric and Natural Gas Revenues					$971	$974	(0.3)%
Purchased Power and Fuel					$399	$448	(10.9)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,384	2,812	2,933	(15.2)%	(18.7)%
Cooling Degree-Days	1,228	1,410	1,184	(12.9)%	3.7%

Gas Service Territory				% Change
Heating Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,431	2,913	3,062	(16.5)%	(20.6)%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	458,790	455,640	Residential	121,238	120,075
Small Commercial & Industrial	60,542	60,034	Commercial & Industrial	9,700	9,656
Large Commercial & Industrial	1,406	1,414	Total Retail	130,938	129,731
Public Authorities & Electric Railroads	633	643	Transportation	155	157
Total	521,371	517,731	Total	131,093	129,888

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)
Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended September 30, 2017 and 2016, respectively, and $6 million and $6 million for the nine months ended September 30, 2017 and 2016, respectively.

(d)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(e)	Transportation and other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION
ACE Statistics
Three Months Ended September 30, 2017 and 2016

	Electric Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,349	1,575	(14.3)%	(10.4)%	$211	$249	(15.3)%
Small Commercial & Industrial	407	426	(4.5)%	(1.9)%	53	55	(3.6)%
Large Commercial & Industrial	939	1,032	(9.0)%	(6.3)%	49	57	(14.0)%
Public Authorities & Electric Railroads	9	11	(18.2)%	(18.2)%	3	4	(25.0)%
Total Retail	2,704	3,044	(11.2)%	(7.8)%	316	365	(13.4)%
Other Revenue (b)					54	56	(3.6)%
Total Electric Revenue (c)					370	421	(12.1)%
Purchased Power					$176	$221	(20.4)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	23	17	42	35.3%	(45.2)%
Cooling Degree-Days	830	1,006	806	(17.5)%	3.0%

Nine Months Ended September 30, 2017 and 2016

	Electric Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather - Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,042	3,327	(8.6)%	(6.0)%	$484	$530	(8.7)%
Small Commercial & Industrial	992	998	(0.6)%	0.8%	129	133	(3.0)%
Large Commercial & Industrial	2,557	2,705	(5.5)%	(4.6)%	143	158	(9.5)%
Public Authorities & Electric Railroads	33	35	(5.7)%	(5.7)%	10	10	—%
Total Retail	6,624	7,065	(6.2)%	(4.5)%	766	831	(7.8)%
Other Revenue (b)					149	151	(1.3)%
Total Electric Revenue (c)					915	982	(6.8)%
Purchased Power					$442	$520	(15.0)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,608	2,938	3,103	(11.2)%	(16.0)%
Cooling Degree-Days	1,153	1,267	1,092	(9.0)%	5.6%

Number of Electric Customers	2017	2016
Residential	486,212	483,542
Small Commercial & Industrial	60,982	60,875
Large Commercial & Industrial	3,726	3,796
Public Authorities & Electric Railroads	633	593
Total	551,553	548,806

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)
Includes operating revenues from affiliates totaling $0 million and $1 million for the three months ended September 30, 2017 and 2016, respectively, and $2 million and $3 million for the nine months ended September 30, 2017 and 2016, respectively.